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                                                                     EXHIBIT 2.1


                        DISTRIBUTION OF STOCK AGREEMENT


         This Agreement dated as of this 29th day of July, 1998, is by and among:

         JOHN BLUDWORTH MARINE, INC., a Texas corporation, domiciled in the county of Harris, whose mailing address is 2102 Broadway, Houston, Texas, 77012, represented herein by its duly authorized chief executive officer, Samuel F. Eakin.

(hereinafter referred to as "Bludworth")

         EAE SERVICES, INC., a Texas corporation, domiciled in the county of Harris, whose mailing address is 2102 Broadway, Houston, Texas, 77012, represented herein by its duly authorized chief executive officer, Samuel F. Eakin.

(hereinafter referred to as "EAE")

         FIRST WAVE MARINE, INC., a Delaware corporation, domiciled in the State of Delaware, whose mailing address is 4000 South Sherwood Forest Boulevard, Suite 603, Baton Rouge, Louisiana, 70816, represented herein by its chief executive officer, Samuel F. Eakin.

(hereinafter referred to as "First Wave")

         NEWPARK MARINE FABRICATORS, INC., a Texas corporation, domiciled in the County of Galveston, whose mailing address is 2102 Broadway, Houston, Texas, 77012, represented herein by its duly authorized chief executive officer, Samuel F. Eakin.

(hereinafter referred to as "NMF")

                              W I T N E S S E T H:

         WHEREAS, Bludworth Shipyard and Fabrication, Inc. is a wholly-owned subsidiary of Bludworth, which is a wholly-owned subsidiary of EAE, which is in turn a wholly-owned subsidiary of First Wave.

         WHEREAS, NMF is a wholly-owned subsidiary of First Wave.




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         WHEREAS, First Wave and the Boards of Directors of EAE, Bludworth and
NMF have resolved that for operating purposes it would be best if Bludworth Shipyard and Fabrication, Inc. were merged into NMF because both corporations have their primary operations on Pelican Island, Galveston, Texas, and that there is no advantage or desirability for maintaining these as separate corporations and that such merger is in the best interests of the consolidated group.

         WHEREAS, in order to facilitate such merger, all of the outstanding stock of Bludworth Shipyard and Fabrication shall be distributed from Bludworth to EAE to First Wave, which shall contribute such shares to NMF so that Bludworth Shipyard and Fabrication shall be a wholly-owned subsidiary of NMF.

         NOW, THEREFORE BE IT RESOLVED, that the parties agree as follows:

                                       I.

                             DISTRIBUTION OF STOCK

         Bludworth, presently the owner of all of the outstanding shares of Bludworth Shipyard and Fabrication, Inc. in the amount of 100 shares, hereby distributes, assigns and transfers all of its rights, title and interests to the shares of Bludworth Shipyard and Fabrication, Inc. to EAE, which in turn distributes, assigns and transfers such shares to First Wave, which in turn contributes, assigns and transfers all of such shares to NMF.

                                      II.

                                OWNERSHIP BY NMF

         As a result of these transactions, parties hereto agree that all of the outstanding shares of Bludworth Shipyard and Fabrication, Inc. are hereby owned by NMF.





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                                      III.

                                 AUTHORIZATION

         Parties hereby agree that the Boards of Directors of Bludworth and EAE hereto have approved this distribution of stock of Bludworth Shipyard and Fabrication, Inc. to NMF.

                                      IV.

                                 APPLICABLE LAW

         This law is governed by the internal laws of the State of Texas.

                                       V.

                                    ASSIGNS

         This Agreement shall be binding on the successors and assigns of the parties hereto.

            [THE NEXT PAGE IS THE SIGNATURE PAGE TO THIS AGREEMENT]





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         THUS AGREED, on the date above indicated.


WITNESSES:                                   JOHN BLUDWORTH MARINE, INC.



                                             By: /s/ SAMUEL F. EAKIN
--------------------------------                --------------------------------
                                                    SAMUEL F. EAKIN
                                                    Chairman and CEO

                                                    EAE SERVICES, INC.
--------------------------------


                                             By: /s/ SAMUEL F. EAKIN
                                                --------------------------------
                                                    SAMUEL F. EAKIN
                                                    Chairman and CEO

                                             FIRST WAVE MARINE, INC.



                                             By: /s/ SAMUEL F. EAKIN
                                                --------------------------------
                                                    SAMUEL F. EAKIN
                                                    Chairman and CEO



                                             NEWPARK MARINE FABRICATORS, INC.



                                             By: /s/ SAMUEL F. EAKIN
                                                --------------------------------
                                                    SAMUEL F. EAKIN
                                                    Chairman and CEO







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